UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 10, 2008

SMART MODULAR TECHNOLOGIES (WWH), INC.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands
(State or Other Jurisdiction of Incorporation)

333-127442		20-2509518
(Commission File Number)		(IRS Employer Identification No.)

4211 Starboard Drive Fremont, CA		94538
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 623-1231

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 – Cost Associated with Exit or Disposal Activities.

On September 10, 2008, SMART Modular Technologies (WWH), Inc. (the “Company”) reduced headcount at its corporate headquarters and communicated internally a restructuring plan to realign operations to better address its strategic business focus and reduce costs.  Under this restructuring plan, the Company estimates cash savings of approximately $11.4 million annually, principally due to reduced compensation-related expenses.

The restructuring described above, which is expected to be completed in fiscal 2009, follows separate actions initiated by the Company during the fourth quarter of fiscal 2008 to reduce its overall headcount by approximately 19% and to consolidate certain operations in Asia and the Caribbean.  In addition to these activities, the Company will continue to review its business and cost structure for additional cost saving opportunities.

The Company estimates that it will incur approximately $2.3 million in cash expenditures and recognize approximately $1.0 million in non-cash charges related to the restructuring.  Of the total $3.3 million, the Company expects to record approximately $1.9 million in the fourth quarter of fiscal 2008 and the remainder in fiscal 2009.  A breakdown of the charges the Company expects to record by major type of cost is set forth below:

Employee termination and other employee costs	$1.6 million
Asset write-downs (non-cash)	$1.0 million
Lease termination, facilities, and other related costs	$0.7 million
Total (pre-tax)	$3.3 million

Forward-Looking Statements

Statements contained above that use the words “will,” "estimates," "expects," or similar words that describe the Company's or its management's future expectations, plans, objectives, or goals, are "forward-looking statements" and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include projections regarding the Company's financial performance, costs and benefits associated with restructuring, and timing of such costs and benefits.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from future results or outcomes expressed or implied by such forward-looking statements.  Factors that would cause or contribute to such differences include, but are not limited to, unanticipated costs associated with or failure to achieve the benefits of the restructuring initiatives, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission (SEC) including the Company’s Form 10-K for the fiscal year ended August 31, 2007, its Form 10-Q for the quarter ended November 30, 2007, Form 10-Q for the quarter ended February 29, 2008, and its Form 10-Q for the quarter ended May 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART MODULAR TECHNOLOGIES (WWH), INC.

Date:	September 16, 2008	By:	/s/ iain mackenzie
			Name:	Iain MacKenzie
			Title:	President & Chief Executive Officer